UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ARDEN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 5, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (Company) will be held at The Beverly Hilton Hotel, Canon Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on  June 5, 2007, at 10:00 a.m., local time, for the following purposes:

1.                The election of three directors for a term of three years;

2.                To ratify the selection of independent registered public accounting firm for the 2007 fiscal year; and

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on April 18, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

By Order of the Board of Directors

Assistant Secretary

May 4, 2007

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
IN FURTHER COMMUNICATION

ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220

ANNUAL MEETING OF STOCKHOLDERS
ON JUNE 5, 2007

PROXY STATEMENT

General

This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (Company) in connection with its solicitation for use at the Annual Meeting of Stockholders (Meeting) to be held at The Beverly Hilton Hotel, Canon Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 5, 2007, at 10:00 a.m. local time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 4, 2007.

All shares represented by a properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as directors of the Board of Director’s nominees and (ii) ratification of the selection of the independent registered public accounting firm. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting.

The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, InvestorCom, Inc. (InvestorCom) has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and will request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company’s stock. For these services, InvestorCom will be paid a fee of $4,000 plus expenses.

Record Date; Shares Entitled to Vote; Quorum

The Board has fixed the close of business on April 18, 2007, as the record date for the determination of holders of Class A Common Stock (Class A) entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on April 18, 2007, there were outstanding and entitled to vote 3,161,098 shares of Class A. Each share of Class A entitles the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. As of April 18, 2007, there were approximately 963 holders of record of Class A. The presence, either in person or by properly executed proxy, of stockholders holding of record a number of shares of Class A entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

Principal Stockholders

As of April 18, 2007, the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Class A, the Company’s only outstanding voting securities, were the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Bernard Briskin	1,896,995	(2)(3)	60.0%
Arden Group, Inc. 9595 Wilshire Boulevard, Suite 411 Beverly Hills, CA 90212
Royce & Associates, LLC	194,500	(4)	6.2%
1414 Avenue of the Americas New York, NY 10019

(1)          Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this Proxy Statement, 1,357,200 treasury shares of Class A are not deemed to be outstanding.

(2)          This amount includes the following shares:  (i) 186,096 shares held in trust (of which Mr. Briskin is the trustee) for the benefit of Mr. Briskin and his children and (ii) an aggregate of 103,012 shares held by Mr. Briskin’s spouse or in her Individual Retirement Accounts for her benefit. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof and has no voting or investment power with respect to these shares. Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of these shares.

(3)          This amount excludes 33,004 shares of Class A held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee. Mr. Briskin disclaims any beneficial ownership with respect to these shares.

(4)          Based upon Schedule 13-G filed on January 17, 2007 with the Securities and Exchange Commission.

ELECTION OF DIRECTORS

As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company’s Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting. At present, there is a vacancy on the Board of Directors for a director with a term of office ending in 2009. The term of three directorships expires at the Meeting. The Board of Directors has nominated Messrs. Bernard Briskin, John G. Danhakl and Kenneth A. Goldman, who are presently serving as directors of the Company, for election as directors with terms of office expiring in 2010. The proxies cannot be voted at the Meeting for more than three nominees for director for a term of office expiring in 2010.

The election of the directors at the Meeting requires the affirmative vote of the holders of a plurality of shares of stock present, in person or by proxy and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will be counted for purposes of determining the presence of a quorum but will not be counted and will have no effect on the vote with respect to the election of directors.

The Board of Directors recommends a vote FOR the election of Messrs. Bernard Briskin, John G. Danhakl and Kenneth A. Goldman.

Management is not aware of any circumstance that would render a nominee unable to serve. However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

Below is set forth certain information concerning the three nominees as of April 18, 2007. Certain of this information has been supplied by the persons shown:

Nominees for Election for a Three-Year Term Ending in 2010:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Bernard Briskin	82	Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and President and Chief Executive Officer of Arden-Mayfair, Inc. and Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson’s Markets, both subsidiaries of Arden-Mayfair, Inc.	1970	2007
John G. Danhakl	51	Managing Partner, Leonard Green & Partners, L.P. (private equity firm), since March 1995. Managing Director of Donaldson Lufkin Jenrette Securities Corporation from March 1990 to February 1995. Director of Leslie’s Poolmart, Inc., Horseshows in the Sun, Inc. (HITS), The Neiman Marcus Group, Inc., Petco Animal Supplies, Inc., Rite Aid Corporation, Sagittarius Brands, Inc. and The Tire Rack, Inc.	1995	2007
Kenneth A. Goldman	64	Attorney and Partner with Reed Smith LLP (law firm) since January 2003, Attorney and Director with Crosby, Heafey, Roach & May, A Professional Corporation from September 2000 to December 2002. For more than five years prior thereto, Attorney and Principal of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.	2001	2007

Continuing Directors:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
M. Mark Albert(3)	45	Managing Director of TCW/Crescent Mezzanine (mezzanine firm) since August 2006. Managing Director of Legacy Partners Group, LLC from February 2005 to July 2006. Partner of AV Advisor, LLC from July 2004 to February 2005. Managing Director of CIBC World Markets from March 2002 to June 2004.	2007	2008
Robert A. Davidow	65	Private investor.	1993	2008
Steven Romick	44	Investment Advisor, Member of First Pacific Advisors, LLC (investment advisors).	2003	2009

(1)          Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2)          Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair, Inc.

(3)          Effective February 28, 2007, the Board of Directors of the Company elected M. Mark Albert as a director to fill a vacancy on the Board of Directors having a term of office expiring at the Annual Meeting of Stockholders in 2008. Mr. Albert was also elected a member of the Audit and Compensation Committees of the Board of Directors. Coinciding with Mr. Albert’s election to the Audit Committee, Mr. John G. Danhakl resigned his position on the Audit Committee.

Independent Directors

The Board of Directors has determined that Messrs. M. Mark Albert, John G. Danhakl, Robert A. Davidow and Steven Romick are independent directors as defined in the listing standards for NASDAQ Stock Market (NASDAQ). These directors constitute a majority of the members of the Board of Directors. All of the directors who are members of the Audit Committee and Compensation Committee of the Board of Directors are independent in compliance with the independent standards applicable for members of those specific committees in the listing standards for NASDAQ. In reaching the conclusion that Mr. Romick is independent, the Board of Directors considered the fact that he has an ownership interest in, and is an employee of, a limited liability company that is the investment advisor to a group of mutual funds, one of which the Company has an investment in. The mutual fund in which the Company has invested is not one that is managed by Mr. Romick. The Company’s investment constituted less than 1.0% of the total funds held by the mutual fund as of December 30, 2006.

During the first part of the Company’s fiscal year ended December 30, 2006, Steven C. Gordon served as a director of the Company and a member of the Audit and Compensation Committees. Mr. Gordon decided not to stand for reelection as a director at the end of his term on June 28, 2006. The Board of Directors had determined that Mr. Gordon was an independent director as defined in the listing standards for NASDAQ. In addition, Mr. Gordon was independent in compliance with the independent standards applicable for members of the Audit and Compensation Committees in the listing standards for NASDAQ.

Messrs. Bernard Briskin and Kenneth A. Goldman are members of the Nominating Committee and are not independent as defined in the listing standards for NASDAQ, but the Company qualifies as a “Controlled Company” under the NASDAQ Marketplace Rule 4350(c)(5) as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company. As a Controlled Company, the listing requirements for NASDAQ do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of its directors be independent.

Committees and Meetings of the Board of Directors

The Company has an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

Current members of the Audit Committee are Mr. Romick, chairman, and Messrs. Albert and Davidow. Mr. Steven C. Gordon became a member of the Audit Committee on June 22, 2005. As a result of Steven C. Gordon’s decision not to stand for reelection as a Director at the Annual Meeting of Stockholders held on June 28, 2006, a vacancy was created on the Audit Committee. On August 17, 2006, the Board of Directors of the Company elected John G. Danhakl to fill the vacancy. Effective February 28, 2007, Mr. Danhakl resigned from the Audit Committee and the Board of Directors elected M. Mark Albert to replace him. This Committee, which monitors significant accounting policies, pre-approves the engagement of the independent registered public accounting firm for all audit and non-audit services to be provided, approves the fees payable to the independent registered public accounting firm and reviews audit and management reports, met four times in 2006. The members of the Audit Committee are independent as defined in the NASDAQ listing standards and meet the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934.

The Company’s Board of Directors has determined that at least one person serving on the Audit Committee is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K. The Board of Directors has determined that Mr. Steven Romick, the Chairman of the Audit Committee, is an “audit committee financial expert” and that he is independent as defined under applicable Securities and Exchange Commission (SEC) and NASDAQ rules.

Current members of the Compensation Committee are Mr. Danhakl, chairman, and Messrs. Albert and Davidow. Mr. Steven C. Gordon became a member of the Compensation Committee on June 22, 2005. As a result of Steven C. Gordon’s decision not to stand for reelection as a Director at the Annual Meeting of Stockholders held on June 28, 2006, a vacancy was created on the Compensation Committee. Effective February 28, 2007, the Board of Directors elected M. Mark Albert to fill the vacancy. The members of the Compensation Committee are independent as defined in the listing standards of the NASDAQ. This Committee, which determines the compensation of the chief executive officer and considers and makes recommendations as to salary and incentive compensation awards to key employees, met two times in 2006. The Compensation Committee does not have a charter.

Current members of the Investment Committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Romick. This Committee establishes the short-term investment strategy for the Company and met two times in 2006.

Current members of the Nominating Committee are Mr. Danhakl, chairman, and Messrs. Briskin and Goldman. The Nominating Committee does not have a charter. Mr. Danhakl is independent as defined in the listing standards of the NASDAQ. Messrs. Briskin and Goldman are not independent as defined in such listing standards but the Company qualifies as a “Controlled Company” under the NASDAQ Marketplace Rule 4350(c)(5) as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company. As a Controlled Company, the listing requirements for NASDAQ do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of the directors be independent. The Nominating Committee does not have a formal policy with regard to the consideration of candidates for Board membership recommended by its members, other Board members or stockholders. The Committee addresses the need to retain members and fill vacancies after discussion among current members of the Board of Directors. The Committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to an Assistant Secretary of the Company at P.O. Box 512256, Los Angeles, California 90051-0256.

Absent special circumstances, the Committee will continue to recommend for nomination qualified incumbent directors whom the Committee believes will continue to make important contributions to the Board of Directors. The Committee generally requires as a minimum that nominees are persons of sound ethical character, are able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Committee does not have a formal process for identifying and evaluating nominees for director. This Committee, which was established to select candidates for nomination and election as directors, met one time in 2006.

During the 2006 fiscal year, the Board of Directors held four meetings. Each of the directors attended over 75% of the aggregate of (i) all of the meetings of the Board of Directors held during the period for which he was a director and (ii) all meetings held by all committees of the Board on which such director served during such period.

Report of the Audit Committee

The Audit Committee is comprised of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

Management is responsible for the Company’s financial reporting and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (GAAP). The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not represent themselves to be, or to currently serve as, accountants or a registered public accounting firm by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that, to the best of their knowledge, the financial statements have been prepared with integrity and objectivity and in conformity with GAAP accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 30, 2006.

Moss Adams LLP (Moss), the Company’s independent registered public accounting firm, provided the Audit Committee with the written disclosures and letter regarding its independence as required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The Audit

Committee discussed with Moss that firm’s independence. The Audit Committee also discussed with Moss the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006 for filing with the SEC.

Steven Romick, Chairman
M. Mark Albert (from February 28, 2007)
John G. Danhakl (from August 17, 2006 through February 28, 2007)
Robert A. Davidow

Members of the Audit Committee

The preceding “Report of the Audit Committee” shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. The aggregate audit fees billed to the Company by Moss were approximately $273,000 for the fiscal year ended December 30, 2006 and $541,000 for PricewaterhouseCoopers LLP (PricewaterhouseCoopers) for fiscal year ended December 31, 2005.

Audit-Related Fees

Audit-related fees incurred in connection with the audit of the Company’s employee benefit plans by Moss totaled $19,000 and $18,000 in 2006 and 2005, respectively.

Tax Fees

Fees billed by Moss for tax services in 2006 aggregated approximately $43,000, including $32,000 for tax return and compliance work, and $11,000 for other projects. Fees billed by PricewaterhouseCoopers for tax services in 2005 aggregated approximately $77,000, including $33,000 for tax return and compliance work and $44,000 for other projects.

All Other Fees

Other than the fees for services described above, there were no additional fees billed by Moss in the fiscal year ended December 30, 2006 or by PricewaterhouseCoopers in fiscal year ended December 31, 2005.

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee reviewed the above-described fees for non-audit services and considered whether the provision of those services is compatible with maintaining the independence of Moss and PricewaterhouseCoopers and concluded that both have maintained their independence.

Communications with the Board of Directors

The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any director, c/o Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256. All communications will be compiled by an Assistant Secretary of the Company and submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to directors’ attendance at the Annual Meeting of Stockholders. All of the Directors except for Steven C. Gordon, who decided not to stand for reelection, attended the Annual Meeting of Stockholders held in June 2006.

Compensation of Directors

During 2006, each non-employee director of the Company was compensated for their services as a director at an annual rate of $24,000 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $6,000 per year. Directors serving on the Audit Committee receive an additional $12,000 per year and the chairman of the Audit Committee receives an additional $6,000 per year. Mr. Briskin is an employee of the Company and does not receive the compensation otherwise payable to directors.

Each of the non-employee directors presently holds stock appreciation rights (SARs) covering shares of Class A. When the SARs are exercised, each unit entitles the holder to receive the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the base price. Units vest 25% each year beginning at the end of the first year and expire five years from the date of grant. SARs held by a director at the date of the director’s death vest in full and are paid out as if fully exercised on the date of death.

On February 28, 2007, Mr. Albert was elected a director and, in accordance with the Company’s practice for new non-employee directors, on March 13, 2007 he was granted SARs covering 10,000 shares of the Company’s Class A, with a base price of $121.03 per share, representing the fair market value on the date of grant.

The following table sets forth the compensation of the non-employee directors of the Company for 2006.

Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
John G. Danhakl	50,000	337,330	387,330
Robert A. Davidow	54,000	337,330	391,330
Kenneth A. Goldman	30,000	359,858	389,858
Steven C. Gordon	27,000	0	27,000
Steven Romick	58,000	623,355	681,355

(1)          As of December 30, 2006, each of the directors held SARs covering 10,000 shares of Class A, except Mr. Romick who held SARs covering 17,500 shares of Class A. No SARs were granted to directors during 2006. Option awards compensation represents the expense recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of SARs granted in previous years in accordance with Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment.”  For information regarding valuation assumptions used, refer to Note 1 of the Arden Group, Inc. financial statements in the Form 10-K for the year ended December 30, 2006, as filed with the SEC. These amounts reflect the compensation expense recorded in the Company’s financial statements for these awards as a result of an increase in the fair value of the SARs and additional vesting during fiscal 2006, and do not necessarily correspond to the actual value that will be recognized by the named directors.

Security Ownership of the Company’s Stock by Management

The following table shows, as of April 18, 2007, the beneficial ownership of the Company’s Class A, its only outstanding class of equity securities, by each director, named executive officer or nominee and by all directors and named executive officer as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
M. Mark Albert	0
Bernard Briskin	1,896,995	(2)	60.0%
John G. Danhakl.	0
Robert A. Davidow	0
Kenneth A. Goldman	128,800	(3)	4.1%
Laura J. Neumann(4)	0
Steven Romick.	0
All directors and named executive officer as a group (7 persons)	2,025,795		64.1%

(1)          Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Class A, on which the percentages shown in this table are based, does not include 1,357,200 treasury shares of the Company’s Class A.

(2)          See notes (2) and (3) to the table under “Principal Stockholders” set forth above.

(3)          Of these shares, 40,800 are held in trust by Mr. Goldman, as trustee, for the grandchildren of Mr. and Mrs. Briskin and 88,000 are held by limited partnerships, of which Mr. Goldman is one of the general partners and the limited partners are trusts of which the beneficiaries are members of Mr. and Mrs. Briskin’s family.

(4)          Ms. Neumann is Senior Director of Financial Reporting and Compliance and is included in the table on account of her acting in 2006 in a similar capacity as the Principal Financial Officer of the Company.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans as of December 30, 2006:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders(1)
Non-Officer and Non-Director Stock Option Plan	0	0	28,500

(1)          Does not include SARs which provide for cash only compensation.

In 1998, the Company adopted a Stock Option Plan which was not submitted to security holders for approval and initially provided for the granting of stock options to key employees to purchase up to 35,000 shares of the Company’s Class A. The Stock Option Plan was amended in fiscal 2000 to increase the number of shares available thereunder to an aggregate of 70,000 shares. The objective of the Stock Option Plan is to attract and retain quality personnel and to promote the success of the Company by providing employees the opportunity to share in its growth. These options vest at 25% per year beginning at the end of the first year and expire five years from the date of grant. The exercise price of stock options granted under the Stock Option Plan is equal to the fair market value of the Company’s Class A on the date of grant. As of December 30, 2006, there were no stock options issued and outstanding.

Identification of Executive Officers

Below is set forth certain information about each of the executive officers of the Company as of April 18, 2007:

Name	Age	Position(s)
Bernard Briskin	82

Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and President and Chief Executive Officer of Arden-Mayfair, Inc. and Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson’s Markets, both subsidiaries of Arden-Mayfair, Inc.

Mr. Briskin served as Chairman of the Executive Committee of the Board of Directors of Arden-Mayfair, Inc. until August 1978, when he was elected President and Chief Executive Officer of Arden-Mayfair, Inc. In November 1978, Mr. Briskin was elected President and Chief Executive Officer of the Company, and in June 1994, he was elected Chairman of the Board of the Company. Mr. Briskin serves in his current positions with the Company and its subsidiaries pursuant to an employment agreement which expires on January 1, 2009, although the term will be automatically extended for successive one year periods unless certain termination notices are given by either Mr. Briskin or the employers fifteen to eighteen months prior to the current expiration date.

Except for Mr. Briskin, who has an employment agreement, all officers serve at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company’s equity securities, file with the SEC initial reports of the ownership and reports of changes of ownership of Class A and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 30, 2006, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Company’s Compensation Objectives

The Company’s general objective in setting executive compensation is to meet industry standards of base compensation, while providing an incentive program as part of the overall compensation package to reward named executive officers and other executives who have made a contribution to the Company in the applicable period; to recognize, when applicable, the Company’s financial performance in bonus or other incentive type payments; to reward those named executive officers and others who have performed up to and beyond the Company’s expectations for them; and to attract new executives who have the self-assurance of good job performance to recognize that a part of their overall compensation will be in a discretionary bonus structure.

Elements of the Company’s Compensation Program for Executives

The Company’s compensation packages for its named executives include elements of (1) a base salary; (2) a discretionary or formula bonus; (3) a Company contribution to the employee’s account in the Arden Group, Inc. 401(k) Retirement Savings Plan (401(k) Plan); (4) a medical benefits program; (5) possible participation in the Company’s SARs program; and (6) other minor benefits.

Reasons for Including Each Element of Executive Compensation

It is the Company’s philosophy to reward its named executives at a level commensurate with executives at other companies in the upscale supermarket industry in Southern California including a significant portion of performance-based compensation. All executives other than the Company’s Chief Executive Officer (CEO) are employed on an at-will basis. The CEO is the only executive with an employment agreement as described below.

The Company currently has no stock options outstanding and does not presently plan on granting stock options. Instead, it provides incentives to certain named executive officers and other executives with participation in the Company’s SARs program. Typically, the Company’s CEO or certain other executives will periodically make a request for the Company to consider awarding SARs to certain employees. The request(s) are typically brought before the Board of Directors to consider. In awarding SARs units, the Board takes into account the balance between the executive’s base salary level, past bonuses and the more long-term nature of the SARs program. Overall, the Company believes that the majority of the compensation package should be in current compensation, but that there should be a meaningful level of longer term rewards, such as contributions to the 401(k) Plan and the SARs program. Each case is discussed on a case by case, individual basis. Also taken into account are the executive’s performance, the Company’s performance and any other SARs units the particular executive in question may have. SARs issued to date entitle the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the fair market value of such share on the date granted. The SARs vest 25% each year beginning at the end of the first year and expire five years from the date of grant. The CEO has never participated in the SARs program.

Named Executive Officers’ Compensation

Bernard Briskin, Chairman of the Board of Directors, President and CEO of the Company has an employment agreement (Employment Agreement) with the Company dating back to 1988. The term of the Employment Agreement currently expires on January 1, 2009 and is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries, which are parties to the

Employment Agreement, or Mr. Briskin gives notice of termination no less than fifteen months and no more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire.

The Employment Agreement presently provides for 2007 base compensation of $647,282 which is adjusted each year based on the increase in the Consumer Price Index, subject to a maximum annual increase of 4%, together with incentive formula based compensation predicated upon the Company’s pre-tax profits. In addition, it provides for participation in the Company’s medical plan, the use of a Company-owned car and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediately family. In 2006, Mr. Briskin’s overall compensation was $2,082,516 which included a base salary of $635,837 and incentive formula based compensation of $1,398,088. Accordingly, 67% of Mr. Briskin’s overall compensation is primarily incentive based. Mr. Briskin’s Employment Agreement also provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment. The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits and an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family. At each time that modifications were made to Mr. Briskin’s Employment Agreement, the Company carefully evaluated the effects of Internal Revenue Code Section 162(m). The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors. During the review, discussions took place between Mr. Briskin and the Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments have yet been effected.

The Company’s other named executive officer, Ms. Laura J. Neumann, received total compensation of $258,387 in 2006, consisting of a base salary of $136,620, a bonus of $25,000, option awards in the form of SARs of $75,647 and other benefits amounting to $21,120. The $75,647 of option awards compensation represents the expense recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of SARs granted in previous years in accordance with Statement of Financial Accounting Standards No. (SFAS) 123(R) (revised 2004), “Share-Based Payment.”  For information regarding valuation assumptions used, refer to Note 1 of the Arden Group, Inc. financial statements in the Form 10-K for the year ended December 30, 2006, as filed with the SEC. This amount reflects compensation expense recorded in the Company’s financial statements for these awards as a result of an increase in the fair value of the SARs and additional vesting during fiscal 2006, and does not necessarily correspond to the actual value that will be recognized by Ms. Neumann. Ms. Neumann presently holds 1,750 units of SARs which were awarded to her in 2003. No additional units were awarded to her in 2006 and she exercised SARs covering 875 units in 2006.

How Amounts and Formulas are Determined by the Company

Toward the end of each year, the Company’s CEO and certain executives recommend to the Compensation Committee bonuses for each named executive officer (other than the CEO of the Company who is the only executive with an employment agreement) and other executives for the year then being completed and salaries for each for the upcoming year. Those recommendations are then reviewed by the Compensation Committee of the Company’s Board of Directors. In reviewing and finalizing bonuses and salary adjustments, the CEO and the Compensation Committee review individual performance and results, as well as the performance of the Company overall.

General

The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the CEO of the Company and the person acting in a similar capacity as the Principal Financial Officer during the 2006 fiscal year.

SUMMARY COMPENSATION TABLE FOR 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Bernard Briskin, Chief Executive Officer	2006	635,837	(1)	0	1,398,088	48,591	2,082,516
Laura J. Neumann(2)	2006	136,620	25,000	75,647	0	21,120	258,387

(1)          The amount of Mr. Briskin’s bonus is determined under a formula based on the Company’s pre-tax profits and is shown under the Non-Equity Incentive Plan Compensation column of this chart. Mr. Briskin’s Employment Agreement provides for an annual bonus equal to 2½% of the Company’s first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3½% of pre-tax profits in excess of $2,000,000.

(2)          During the Company’s 2006 fiscal year, it did not have a Chief Financial Officer and Ms. Neumann, Senior Director of Financial Reporting and Compliance, acted in a similar capacity as the Principal Financial Officer of the Company.

(3)          Option awards compensation represents the expense recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of SARs granted in previous years in accordance with SFAS 123(R) (revised 2004), “Share-Based Payment.”  For information regarding valuation assumptions used, refer to Note 1 of the Arden Group, Inc. financial statements in the Form 10-K for the year ended December 30, 2006, as filed with the SEC. This amount reflects the compensation expense recorded in the Company’s financial statements for these awards as a result of an increase in the fair value of the SARs and additional vesting during fiscal 2006, and does not necessarily correspond to the actual value that will be recognized by the named executive officer.

(4)          The following table sets forth the components of All Other Compensation included in the Summary Compensation Table for 2006:

	Medical			Pay in
	Expense	401(k)	Auto	Lieu of
	Reimbursement	Plan(1)	Allowance	Vacation	Total
Bernard Briskin	$24,010	$17,600	$6,981	$0	$48,591
Laura J. Neumann	0	16,741	0	4,379	21,120
	$24,010	$34,341	$6,981	$4,379	$69,711

(1)         Includes Company discretionary contributions to the 401(k) Plan.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee. In 2006, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

John G. Danhakl, Chairman
Robert A. Davidow
Steven C. Gordon (through June 28, 2006)

As a result of Steven C. Gordon’s decision not to stand for reelection as a director at the Annual Meeting of Stockholders held on June 28, 2006, a vacancy was created on the Compensation Committee. Effective March 13, 2007, the Board of Directors elected M. Mark Albert to fill the vacancy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its Annual Meeting of Stockholders to be held on June 5, 2007.

John G. Danhakl, Chairman
Robert A. Davidow

Members of the Compensation Committee

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or be subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5)(i) of Regulation S-K, or to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Stock Bonus Plan

The Company maintained a non-contributory, trusteed Stock Bonus Plan (Plan) which was a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. Plan assets were required to be invested in the Company’s Class A with excess cash being invested in certain government-backed securities. Recent legislation passed as part of the Pension Protection Act of 2006 requires employers to allow participants who own employer securities the opportunity to diversify their assets. As a result, the Plan was merged into the 401(k) Plan effective March 2007.

Stock Appreciation Rights

The Company has granted SARs covering shares of the Company’s Class A to non-employee directors and certain officers and employees of the Company and its subsidiaries. Each SAR entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the fair market value of such share on the date granted. The SARs vest 25% each year beginning at the end of the first year and expire five years from the date of grant. No SARs were granted during 2006.

The following table provides information as to outstanding SARs held by named executive officers as of December 30, 2006:

Outstanding SAR Awards at Fiscal Year-End for 2006

Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable		SARs Exercise Price ($)	SARs Expiration Date
Laura J. Neumann(1)	875	875	(2)	57.00	12/5/08

(1)          Acting in a similar capacity as the Principal Financial Officer.

(2)          These SARs will vest on December 5, 2007.

The following table provides information on the exercise of SARs by the named executive officer in 2006:

SAR Exercises 2006

	SAR Awards
Name	Number of Shares Underlying SARs Exercised (#)	Value Realized on Exercise ($)
Laura J. Neumann(1)	875	43,258	(2)

(1)          Acting in a similar capacity as the Principal Financial Officer.

(2)          Difference between the fair market value of a share of Class A on the date of exercise and the fair market value on the date of grant.

Arden Group, Inc. 401(k) Retirement Savings Plan

Effective January 1, 1992, the Company’s Board adopted the 401(k) Plan. It covers all non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service. On the first of the month following the completion of one month of service, the 401(k) Plan provides that, with certain limitations, a qualifying employee may elect to contribute up to 100% of such employee’s annual compensation to the 401(k) Plan up to a maximum of $15,000 in 2006 on a tax-deferred basis. In addition employees over the age of 50 may elect to make catch up contributions up to a maximum of $5,000 in 2006. Annual contributions have been made by the Company in a discretionary amount as determined by the Company each year.

Employment Agreement—Bernard Briskin

Mr.  Briskin is employed as the Chairman of the Board of Directors, President and CEO of the Company and President and CEO of Arden-Mayfair, Inc., and the Chairman of the Board, President, CEO and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and CEO of Gelson’s Markets pursuant to an Employment Agreement. The compensation of Mr. Briskin, the CEO of the Company, is established under an Employment Agreement, as amended, which currently expires on January 1, 2009. The Employment Agreement provides that, upon the expiration of the initial term on January 1, 2004, the term thereof is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries or Mr. Briskin gives notice of termination not less than fifteen months and no more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire. Pursuant to the terms of the Employment Agreement, Mr. Briskin’s base salary increases on January 1 of each year based upon increases in the Consumer Price Index subject to a maximum annual increase of 4%. His annual bonus is equal to 2½% of the Company’s first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3½% of pre-tax profits in excess of $2,000,000. The Employment Agreement provides for an annual medical expense reimbursement up to $200,000 for Mr. Briskin and his immediate family. The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors. During the review, discussions took place between Mr. Briskin and the Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments have yet been effected.

Mr.  Briskin’s Employment Agreement provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment. The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits and an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family. Assuming that as of December 29, 2006, the last business day of the Company’s fiscal year ended December 30, 2006, the Company’s obligation to make these payments was triggered, the Company would be obligated to pay Mr. Briskin $40,004 per month on the first day of each month beginning on February 1, 2007 and ending upon his death and to provide him with an automobile allowance which would be approximately $25,000 per year and health insurance benefits and uninsured medical expense reimbursements up to $200,000 per year for him and his immediate family. For accrual purposes, it is assumed that the cost of the health insurance benefits and the uninsured medical reimbursement would aggregate $200,000 per year.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 27, 2006, Moss was appointed to serve as the Company’s independent registered public accounting firm for the year ended December 30, 2006 and PricewaterhouseCoopers was dismissed as the independent registered public accounting firm for the Company. The decision to change independent accountants was recommended by the Audit Committee and approved by the Board of Directors.

PricewaterhouseCoopers’ report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2005 and the subsequent interim period preceding the decision to change the independent registered public accounting firm, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company’s Board of Directors, upon recommendation of its Audit Committee, has selected Moss, an independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2007 fiscal year. If the stockholders do not ratify the appointment of Moss, another independent registered public accounting firm will be appointed by the Board of Directors on recommendation of the Audit Committee.

It is anticipated that representatives of Moss will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

Ratification of the selection of an independent registered public accounting firm for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

The Board of Directors recommends a vote FOR ratification of the selection of Moss.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Company has a policy to enter into or ratify a related party transaction only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines and determined that the transaction is on terms comparable to those that could be obtained in arms-length dealings with a non-related third party.

For purposes of this policy, a related party transaction is a transaction or series of transactions between the Company and an executive officer or director, a stockholder holding in excess of 5% of the Company’s outstanding voting stock, a member of the immediate family of an executive officer, director or 5% holder, an entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest or controls such entity. Excluded from related party transactions are transactions generally available to all employees, transactions involving less than $50,000 when aggregated with a series of similar transactions and compensation matters approved by the Compensation Committee or the Board of Directors.

The Company’s policies and procedures for review, approval or ratification of related party transactions are in writing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A director of the Company, Mr. Goldman, is a partner in a law firm which performs legal services for the Company.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct applicable to all officers, management and employees. The Code of Ethics and Business Conduct includes a Supplementary Code of Ethics for Financial Professionals which is applicable to the chief executive officer, chief financial officer, principal accounting officer or controller and individuals performing similar functions. A copy of the Code of Ethics and Business Conduct may be obtained, without charge, upon written request to an Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 2008 Annual Meeting of Stockholders (Annual Meeting) in conformity with current SEC proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 4, 2008 in order for it to be includable in the proxy statement for such Annual Meeting. If a stockholder intends to present a proposal at the 2008 Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 20, 2008.

By Order of the Board of Directors

Assistant Secretary

May 4, 2007

APPENDIX A

ARDEN GROUP, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is appointed by the Board of Directors (the “Board”) to monitor and oversee the integrity of the financial statements of Arden Group, Inc. (the “Company”) and the independence and performance of the Company’s independent accountants. In that regard, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee shall meet the size, independence and experience requirements of applicable statutes and regulations and the listing standards of the NASDAQ Stock Market for NASDAQ National Market issuers (as in effect from time to time).

The Audit Committee shall:

1.     Select, appoint (subject, if applicable, only to stockholder ratification) and retain independent accountants for the Company. The Audit Committee shall also pre-approve all services to be performed by and fees to be paid to the independent accountants and the terms of their engagement, including both audit and non-audit services. The Audit Committee may delegate to one or more Audit Committee members the authority to pre-approve non-audit services between regularly scheduled meetings of the Audit Committee provided that such approvals are reported to the Audit Committee at the next meeting. The independent accountants shall report directly to the Audit Committee.

2.     Meet with such frequency as the Audit Committee believes is reasonable and appropriate, taking into account relevant circumstances. The Audit Committee meetings may be separate and private as the Audit Committee may determine.

3.     Review with management the annual audited financial statements as well as the adequacy of internal controls and procedures that could materially affect the Company’s financial statements.

4.     Review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

5.     Inquire of management and the independent accountants about material financial risk exposures and review the steps management has taken to monitor and control such exposures.

6.     Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

7.     Receive periodic written reports from the independent accountants regarding the independent accountants’ independence and any relationships between the independent accountants and the Company, discuss such reports with the independent accountants, and, if so determined by the Audit Committee, take appropriate action to satisfy itself as to the independence of the independent accountants.

8.     Receive periodic reports from the independent accountants relating to, among other things, critical accounting polices and practices, alternative treatments under GAAP, communications between the independent accountants and management of the Company and reports of the effectiveness of the Company’s internal controls and/or other reports which may be required to be given by the independent accountants to the Company and/or the Audit Committee.

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9.     Evaluate the performance of the independent accountants and, if so determined by the Audit Committee, replace the independent accountants.

10.   Meet with the independent accountants prior to the annual audit to review the planning and staffing of the audit.

11.   Meet periodically with the independent accountants in separate private sessions to discuss any matters that the Audit Committee or the independent accountants believe should be discussed.

12.   Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

13.   Meet with the independent accountants following the annual audit to review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and, if a management letter was provided by the independent accountants, the management letter and the Company’s response to that letter.

14.   Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Proxy Statement. The Audit Committee also shall review and discuss with management and the independent accountants the annual audited financial statements, including the disclosures made in the management’s discussion and analysis, and recommend to the Board whether or not to include the audited financial statements in the Company’s Form 10-K for the applicable fiscal year.

15.   Review and discuss with management and the independent accountants the Company’s quarterly financial statements prior to the filing of the related Form 10-Q.

16.   Meet at any time or from time to time with management personnel of the Company or its subsidiaries, either individually (which sessions may be private) or with one or more members thereof, to discuss any matters that the Audit Committee or any one or more of such persons believes should be discussed.

17.   Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.

18.   Discuss with management and the independent accountants any disagreements that may arise between them regarding financial reporting. The Audit Committee shall be responsible for overseeing the resolution of such disagreements.

19.   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

20.   Have the authority to retain and engage independent legal counsel and such other consultants and advisers, including accountants, as the Audit Committee determines are necessary to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants or advisers to, the Audit Committee. To the extent required by law, the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (a) to the independent accountants, if any, employed by the Audit Committee for the purpose of rendering or issuing an audit report and (b) to any advisers employed or engaged by the Audit Committee as authorized in this paragraph.

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P R O X Y

ARDEN GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

Bernard Briskin, Kenneth A. Goldman and John G. Danhakl are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 5, 2007 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1 AND 2.

1.      ELECTION OF DIRECTORS
FOR ☐   the nominees listed below
WITHHOLD AUTHORITY ☐   to vote for the nominees listed below

                            (a) Bernard Briskin   (b) John G. Danhakl   (c) Kenneth A. Goldman

          (Instruction:   To withhold authority to vote for any nominee, strike a line through that nominee’s name above)

2.      FOR ☐   AGAINST ☐   ABSTAIN ☐   the proposal to ratify the selection of
Moss Adams LLP as an independent registered public accounting firm of the Company.

(Continued and to be signed on other side)

	C L A S S A	C O M M O N

                                                                           (Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
PLEASE SIGN, DATE, AND MAIL THIS PROXY TODAY	The undersigned hereby revokes all prior proxies.
Dated
Signature
Signature
☐ I/WE PLAN TO ATTEND THE MEETING.

Please be sure to date this Proxy and to sign exactly as your name appears hereon; joint owners should each sign, if by a corporation, in the manner usually employed by it; if by a fiduciary, the fiduciary’s title should be shown.

YOUR VOTE IS IMPORTANT.